Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMART Technologies Inc.

(Exact name of Registrant as specified in its charter)

Alberta, Canada	3577	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3636 Research Road N.W.

Calgary, Alberta T2L 1Y1

(403) 245-0333

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

SMART Technologies Corporation

1655 North Fort Myer Dr., Suite 1120

Arlington, VA 22209

(866) 766-6927

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Sharon R. Flanagan Scott M. Freeman Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300	David A. Spencer Bennett Jones LLP 4500 Bankers Hall East 855 – 2nd Street S.W. Calgary, Alberta Canada T2P 4K7 (403) 298-3100	Joshua N. Korff Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 (212) 446-4800	Craig Wright Osler, Hoskin & Harcourt LLP 100 King Street West 1 First Canadian Place Suite 6100 Toronto, Ontario Canada M5X 1B8 (416) 362-2111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Class A Subordinate Voting Shares	$28,416,500	$2,026.10

(1)	Includes Class A Subordinate Voting shares that the underwriters may purchase, including pursuant to the option to purchase additional shares, if any, from certain selling shareholders.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-167738) of SMART Technologies Inc. (the “Registrant”), as amended, including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on July 14, 2010, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-167738 are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement, except for the following, which are filed herewith.

Exhibit Number	Description

5.1	Opinion of Bennett Jones LLP

23.1	Consent of KPMG LLP

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1)

24.1	Power of Attorney (previously filed)

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on July 14, 2010.

SMART TECHNOLOGIES INC.

By:	/s/ JEFFREY A. LOSCH
Name:	Jeffrey A. Losch
Title:	Vice President, Legal and General Counsel

Pursuant to the requirements of the U.S. Securities Act of 1933, this Registration Statement on Form F-1 has been signed below by the following persons in the capacities indicated on July 14, 2010.

Signature	Title

/s/ * Nancy L. Knowlton	Chief Executive Officer and Director (principal executive officer)

/s/ * G.A. (Drew) Fitch	Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

/s/ * David A. Martin	Executive Chairman and Director

/s/ * Salim Nathoo	Director

/s/ * Arvind Sodhani	Director

*By:	/s/ JEFFREY A. LOSCH
Jeffrey A. Losch Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the U.S. Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SMART Technologies Inc., has signed this registration statement on July 14, 2010.

SMART TECHNOLOGIES CORPORATION

By:	/s/ JEFFREY A. LOSCH
Name:	Jeffrey A. Losch
Title:	Vice President, Legal and Corporate Secretary